Exhibit 99.1

XERIS PHARMACEUTICALS APPOINTS MARK THIERER TO BOARD OF DIRECTORS

CHICAGO, IL, October 1, 2019 - Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a specialty pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use injectable and infusible drug formulations, has appointed Mark Thierer to its Board of Directors, increasing the size of the Board to seven members, effective immediately. Mr. Thierer will also be a member of the Audit Committee.

“On behalf of our leadership team, we welcome Mark and his wealth of insights and experiences from across the industry; he brings invaluable perspectives and an in-depth understanding of the payer environment that complements the expertise of our current esteemed Board colleagues,” said Paul R. Edick, Chairman and Chief Executive Officer of Xeris Pharmaceuticals. “As Xeris continues to grow and evolve as a commercial company, we look forward to collaborating with Mark to shape our strategic plans and advance our mission.”

Mr. Thierer has a demonstrated track record of successful financial and operational strategy through more than 30 years of experience in the healthcare industry. He currently serves as Managing Partner of the Assetblue Investment Group, moving from his role as Interim Chief Executive Officer of Dentsply Sirona. Mr. Thierer previously served as Chairman of the Board and CEO of Catamaran (Nasdaq: CTRX), one of the nation’s largest pharmacy benefit management companies, and when Catamaran combined with OptumRx in 2015, he became CEO of OptumRx, overseeing all Optum pharmacy care services. Earlier in his career, Mr. Thierer successfully executed roles including President, CEO and Chairman of SXC Health Solutions, President of Physicians Interactive, a division of Allscripts Healthcare Solutions, Inc., Corporate Officer and Senior Vice President, Industry Relations, and various management positions within the health industry division of IBM. Mark holds his B.S. in Finance from the University of Minnesota and an MBA from Nova Southeastern University.
“It’s an exciting time to join the Board of Xeris. The technology platform they have begun to deploy represents considerable promise to simplify and improve many therapeutics that will benefit both individuals and the healthcare system as a whole,” said Mr. Thierer. “I’m looking forward to collaborating with Xeris leadership as they continue to build momentum in delivering the full potential of this important innovation.”

About Xeris Pharmaceuticals, Inc.

Xeris (Nasdaq: XERS) is a specialty pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.
With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke™. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV)

infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.
Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn or Instagram.

Forward-looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Pharmaceuticals, Inc., including statements regarding the acceptance of Gvoke™ in the marketplace, the market and therapeutic potential of its product candidates, the timing or likelihood of commercialization of its product candidates, the potential utility of its formulation platforms and other statements containing the words "will," "would," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation, the regulatory approval of its product candidates, its ability to market and sell its products, if approved, and other factors discussed in the "Risk Factors" section of the most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Xeris’ subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Xeris expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Investor Contact

Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237